EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Golden Matrix Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Equity	Preferred Stock, par value $0.00001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)		0
	Other	Warrants	Rule 457(o)	(2)	(3)	(3)		0
	Other	Units	Rule 457(o)	(2)	(3)	(3)		0
	Total	n/a	Rule 457(o)	n/a	Unallocated (Universal) Shelf	$300,000,000.00	0.0000927	$27,810.00
Carry Forward Securities
Carry Forward Securities	Equity–	Common Stock, par value $ 0.00001 per share–	Rule 415(a)(6)	–		–			–	–	–	–
	Equity	Preferred Stock, par value $0.00001 per share	Rule 415(a)(6)
	Debt	Debt Securities	Rule 415(a)(6)
	Other	Warrants	Rule 415(a)(6)
	Other	Units	Rule 415(a)(6)
	Total	n/a	Rule 415(a)(6)	n/a(4)	n/a	$171,446,528.33(4)	0.0000927	n/a	S-3	333-260044	October 15, 2021	$15,893.09 (4)
	Total Offering Amount/Registration Fee					$300,000,000.00		$27,810.00 (4)
	Total Fees Previously Paid					15,893.09		(4)
	Total Fee Offsets							$0
	Net Fee Due							$11,916.91

1

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price.

(2)

There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities and warrants to purchase common stock, preferred stock and debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any shares of common stock, preferred stock, or principal amounts of debt securities so issued upon conversion or exchange. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The aggregate amount of the registrant’s common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(4)

The Registrant previously paid a registration fee of $16,686 pursuant to the Registration Statement on Form S-3 (File No. 333-260044), filed with the Securities and Exchange Commission on October 5, 2021, and declared effective on October 15, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this Registration Statement include an aggregate of $4,276,736.84 of shares of common stock previously registered on the Prior Registration Statement and issuable upon exercise of outstanding warrants to purchase 496,429 shares of the Registrant’s common stock (the “Existing Warrant Shares”). Pursuant to Rule 415(a)(6), the registration fee of $396.45 associated with the offering of the Existing Warrant Shares is hereby applied to offset the registration fees associated with this Registration Statement. Excluding the issuance of the Existing Warrant Shares, another $167,169,792.50 of unsold securities previously registered by the registrant on the Prior Registration Statement remain unsold (the “Unsold Securities”), resulting in an additional $15,496.64 in registration fees paid at the time of the filing of the Prior Registration Statement remaining unused. Pursuant to Rule 457(p) of the Securities Act, the Registrant also hereby applies these unused registration fees from the Prior Registration Statement to offset the registration fees associated with this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate initial offering price of $128,553,471.67 (the “New Securities”), which aggregate offering price is not specified as to each class of security. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities and Existing Warrant Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As a result, net registration fees of $11,916.91 are payable in connection with the offering of new securities under this Registration Statement.

2